                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ___ )

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    (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                           FIRST COMMONWEALTH, INC.
                           ------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
                                      ---

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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


                           FIRST COMMONWEALTH, INC.
                            444 North Wells Street
                                   Suite 600
                            Chicago, Illinois 60610

                                                                 April 26, 1999

Dear Stockholder:

  You are cordially invited to attend the 1999 Annual Meeting of Stockholders of First Commonwealth, Inc., a Delaware corporation, to be held at 10:00 a.m. (local time) on Thursday, June 3, 1999 at Westin-Michigan Avenue, 909 North Michigan Avenue, Chicago, Illinois 60611.

  The formal notice of the meeting and Proxy are enclosed. The matters to be considered at the meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

  In addition, enclosed is the Company's 1998 Annual Report on Form 10-K, which constitutes the Company's Annual Report to Stockholders for 1998. Supplemental 1998 annual report information is available on our web site at www.firstcommonwealth.net.

  We are pleased to report that 1998 was another excellent year of growth and financial performance for First Commonwealth. The Company continued its track record of meeting analyst earnings per share expectations for 13 consecutive quarters since the Company's initial public offering in 1995. Consider the following accomplishments in the three years since the Company's public offering in November 1995:

  .  Revenue has increased by 93% from year end 1995
  .  Total membership is up 109%
  .  Net income has grown by 99%
  .  Earnings per share has increased by 60%
  .  The Company's network of participating providers has increased by 76%
  . The Company has expanded from operations in Illinois in 1995 to become a leading regional carrier in five states in the upper Midwest

  In short, the Company has virtually doubled its revenue, membership and net income in the past three years and significantly expanded its market presence to five states.

  Despite these accomplishments, management has been frustrated with the lack of share price appreciation. Management believes that investor concerns over industry performance and stock market conditions for small capitalization companies are the primary reasons for the lack of share price appreciation. We want our shareholders to understand that as the co-founders of First Commonwealth, we retain substantial equity holdings in the Company and will continue to work hard to create long-term shareholder value.

Financial Performance

  Revenues in 1998 grew by 13% to $64.2 million, up from $56.6 million in 1997. Operating income grew 16% to $6 million in 1998, up from $5.1 million in 1997. Net income increased by 20% to $4 million up from $3.3 million in 1997. Earnings per share also increased 20% to $1.07, up from $.89 in 1997. The Company's balance sheet remains strong with over $14 million in unrestricted cash and investments and no debt.

  A significant factor in the Company's financial success in 1998 was improvement of overall gross margin. Managed Care gross margin improved from 36.9% to 37.8% as a result of important benefit plan changes the Company successfully implemented during the year. Indemnity/PPO gross margin improved significantly from the second half of 1997 and stabilized for the year at 14.6%. We are pleased that our management has responded to the challenge to increase provider compensation yet maintain strong gross margin performance.

Template Plan Products

  The managed care benefit plan changes implemented in 1998 represent a new generation of "template" products for the Company. The new product design simplifies communication of benefits to our enrollees, simplifies administration of benefit plan renewals, and positions the Company to respond timely to increases in provider costs. It has also given the Company the ability to standardize its benefit levels across all markets. These are important building blocks for future growth.

Industry Trends

  According to the National Association of Dental Plans, demand for managed dental care products continued to grow at a strong pace in 1998, with Dental PPO growth outstripping dental HMO growth. Management believes, however, that the significantly higher costs of traditional indemnity plans, including those with a PPO option, creates a fertile environment for future dental HMO growth. Indemnity plans cost, on average, 50%-75% more than dental HMO plans. We believe this price/value "gap" is an important factor to increase dental HMO growth in the future.

Investing for the Future

  Management believes First Commonwealth is well positioned for continued growth and success in our existing markets as well as for future expansion. We have taken recent steps to significantly increase sales related staffing, particularly in our non-Illinois markets. We will continue to expand sales staffing throughout 1999 as we seek to execute our growth strategy and enhance shareholder value.

  Thank you for your interest in First Commonwealth.

Sincerely,

/s/ Christopher C. Multhauf             /s/ David W. Mulligan
---------------------------             ---------------------
Christopher C. Multhauf                 David W. Mulligan
Chairman and Chief Executive Officer    President and Chief Operating Officer

                            FIRST COMMONWEALTH, INC.
                             444 North Wells Street
                                   Suite 600
                            Chicago, Illinois 60610

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on June 3, 1999

To the Stockholders of

                            FIRST COMMONWEALTH, INC.

  The 1999 Annual Meeting of Stockholders of First Commonwealth, Inc. a Delaware corporation (the "Company"), will be held at Westin-Michigan Avenue, 909 North Michigan Avenue, Chicago, Illinois 60611, on Thursday, June 3, 1999, at 10:00 a.m., local time, for the following purposes:

  1. to elect one Class I director; and

  2. to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on April 15, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

  Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

  This Notice of Annual Meeting of Stockholders is first being sent to stockholders on or about April 26, 1999.

                                        By Order of the Board of Directors,

                                        /s/ David W. Mulligan
                                        ---------------------
                                        David W. Mulligan
                                        President, Secretary and Chief
                                         Operating Officer

April 26, 1999

                           FIRST COMMONWEALTH, INC.
                            444 North Wells Street
                                   Suite 600
                            Chicago, Illinois 60610

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on June 3, 1999

                              GENERAL INFORMATION

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of First Commonwealth, Inc., a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. (local time) on June 3, 1999, at Westin-Michigan Avenue, 909 North Michigan Avenue, Chicago, Illinois 60611.

  The Board of Directors has fixed the close of business on April 15, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On March 31, 1999 the Company had outstanding 3,727,900 shares of common stock, par value $.001 per share ("Common Stock"). A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of 10 days prior to the meeting, at the office of the Company located at 444 North Wells Street, Suite 600, Chicago, Illinois.

  Whether or not you plan to attend the Annual Meeting, please sign, date and mail your proxy in the enclosed postage prepaid envelope to First Commonwealth, Inc., c/o First Chicago Trust Company of New York, a division of Equiserve, P.O. Box 8068, Edison, New Jersey 08818-8068. The proxies will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendation of the Board of Directors as set forth in this Proxy Statement. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter presented at the Annual Meeting.

  You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person at the Annual Meeting.

  This Proxy Statement is first being sent or given to stockholders on or about April 26, 1999.

                              VOTING INFORMATION

  Each holder of outstanding shares of Common Stock is entitled to one vote for each such share held in such holder's name with respect to all matters on which holders of Common Stock are entitled to vote at the Annual Meeting. A holder of Common Stock may, with respect to the election of the Class I director, vote FOR the election of the director nominee or WITHHOLD authority to vote for such director nominee. If no direction is made on a proxy, such proxy will be voted FOR the election of the named director nominee to serve as a Class I director. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter, although such votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum. A quorum will be present if a majority of the shares of Common Stock are represented in person or by proxy at the Annual Meeting.

  The election of the Class I director requires the affirmative vote of a plurality of votes cast by holders of Common Stock present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. Accordingly, if a quorum is present at the Annual Meeting, the persons receiving the greatest number of votes by the holders of Common Stock will be elected to serve as the Class I director. Since the election of a director requires only the affirmative vote of a plurality of the votes cast by holders of Common Stock present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for a nominee and non-votes with respect to the election of a director will not affect the outcome of the election of directors.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The business of the Company is managed under the direction of the Company's Board of Directors. The Board of Directors is presently composed of five directors, divided into three classes. At the 1999 Annual Meeting, one Class I director will be elected to serve until the Annual Meeting in the year 2002, or until his successor is elected and qualified. The nominee for election as Class I director is identified below. In the event the nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

Nominee

  The following person, if elected at the 1999 Annual Meeting, will serve as Class I director until the 2002 Annual Meeting of Stockholders, or until his successor is elected and qualified.

              CLASS I DIRECTOR--TERM SCHEDULED TO EXPIRE IN 2002

  William J. McBride, age 54, has been the Chairman of Novaeon, Inc., a health care consulting firm since 1997. Between August 1986 and December 1995, Mr. McBride was President of Value Health, Inc., a company which provides managed health care services primarily in pharmacy and mental health. He is also Chairman of the Audit Committee and a member of the Stock Option Compensation Committee of the Board of Directors of the Company. Mr. McBride is a Director of InteCardia, Inc. AMERICAID, Inc., Vista Care, Inc., and National Healthnet Corporation.

  The Board of Directors of the Company recommends a vote "FOR" the nominee for Class I director.

Other Directors

  The following persons are currently directors of the Company whose terms will continue after the 1999 Annual Meeting.

             CLASS II DIRECTORS--TERMS SCHEDULED TO EXPIRE IN 2000

  David W. Mulligan, age 41, is President, Chief Operating Officer and Secretary of the Company. Mr. Mulligan is one of the founders of the Company and has been a Director, Chief Operating Officer and Secretary of the Company since 1986. He has been the Company's President since 1995. Between 1986 and 1995, he was the Executive Vice President of the Company. Mr. Mulligan is a member of the Executive Committee of the Board of Directors of the Company. Mr. Mulligan is also past President of the Virginia HMO Association and the former Chairman of the National Association of Dental Plans. He holds a Master of Business Administration degree from Samuel Johnson Graduate School of Business, Cornell University. Pursuant to an employment agreement between the Company and David W. Mulligan, the Company is required to take all reasonable efforts to cause Mr. Mulligan to continue to be elected to the Board of Directors of the Company. See "Executive Compensation and Other Information-- Employment Agreements."

  Jackson W. Smart, Jr., age 68, has been a Director of the Company since 1988. He is Chairman of the Executive Committee and the Compensation Committee of the Board of Directors of the Company, and is a member of the Audit Committee of the Board of Directors of the Company. From October 1998 to December 1997, Mr. Smart was the Chairman and Chief Executive Officer of MSP Communications, Inc., a radio broadcasting company. Mr. Smart is a Director of Federal Express Corporation and Evanston Northwestern Healthcare, and a Trustee of the Goldman Sachs Trust, Goldman Sachs Equity Portfolios Inc., and Goldman Sachs Money Market Trust.

                  CLASS III DIRECTORS--TERM TO EXPIRE IN 2001

  Christopher C. Multhauf, age 44, is one of the Company's founders and has been the Company's Chairman of the Board of Directors and Chief Executive Officer since 1986. He was also the President between 1986 and 1995. He is a member of the Executive Committee of the Board of Directors of the Company. Mr. Multhauf is a former member of the board of directors of the National Association of Dental Plans. He holds a Master of Business Administration degree from Samuel Johnson Graduate School of Business, Cornell University. Pursuant to an employment agreement between the Company and Christopher C. Multhauf, the Company has agreed to employ Mr. Multhauf as its Chairman of the Board of Directors and Chief Executive Officer. See "Executive Compensation and Other Information--Employment Agreements."

  Richard M. Burdge, Sr., age 72, is one of the founders of the Company and has been a Director of the Company since 1987. He is a member of the Compensation Committee, and is the Chairman of the Stock Option Compensation Committee of the Board of Directors of the Company. Mr. Burdge has been self-employed as a financial consultant for more than six years. Mr. Burdge was formerly the Executive Vice President of CIGNA Corporation. Mr. Burdge is a director of Pacificare Health Systems, a provider of managed health care and insurance products.

Meetings and Committees

  The Board of Directors of the Company held five meetings during 1998. Each director attended at least 75% of the meetings in 1998.

  The Board of Directors does not presently have a formal nominating committee.

  The Audit Committee of the Board of Directors recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results and considers the adequacy of the internal accounting procedures. The Audit Committee consists of Messrs. William J. McBride (Chairman) and Jackson W. Smart, Jr. The Audit Committee held one meeting in 1998, which was attended by both members of the committee.

  The Compensation Committee, which consists of Messrs. Jackson W. Smart, Jr. (Chairman) and Richard M. Burdge, Sr., reviews and recommends the compensation arrangements for all officers, approves such arrangements for other senior level employees, and currently administers and takes such other action as may be required in connection with certain compensation plans of the Company and its subsidiaries, other than plans which are administered by the Stock Option Compensation Committee. The Compensation Committee held one meeting in 1998, which was attended by both members of the committee.

  The Stock Option Compensation Committee of the Board of Directors consists of Richard M. Burdge, Sr. (Chairman) and William J. McBride, each of whom are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and "Non-Employee Directors" within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended. The Stock Option Compensation Committee administers and takes such other action as may be required in connection with certain stock option and long-term incentive plans of the Company. The Stock Option Compensation Committee held one meeting in 1998, which was attended by both members of the committee.

  The Executive Committee of the Board of Directors consists of Jackson W. Smart, Jr. (Chairman), Christopher C. Multhauf and David W. Mulligan. The Executive Committee may exercise during intervals between the meetings of the Board of Directors all the powers vested in the Board of Directors, except as expressly limited by the Delaware General Corporation Law or otherwise delegated to the other committees described above. The Executive Committee held two meetings in 1998, both of which were attended by all members of the committee.

Compensation of Directors

  Non-employee directors receive an annual fee of $10,000 ($12,000 beginning in 1999) for service as directors of the Company. In addition, non-employee directors who serve as chairmen of the Executive, Audit and Compensation Committees, respectively, receive an additional annual fee of $5,000 ($6,000 beginning in 1999) for service in such capacity. Beginning in 1999, the non-employee director who serves as chairman of the Option Committee will receive an additional annual fee of $2,000, the non-employee directors will also receive $2,000 per Board and Executive Committee meeting attended, and the non-employee directors will receive $1,000 per other committee meetings. Directors who are officers or employees of the Company or its subsidiaries receive no compensation for serving as directors. All directors receive reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and meetings of committees of the Board of Directors.

  Under the Company's 1995 Long-Term Incentive Plan, on the date of each annual meeting of stockholders of the Company, each person who is a non-employee director immediately after such annual meeting of stockholders will be granted a nonqualified option to purchase 1,000 shares of Common Stock and, on the date on which a person is first elected or begins to serve as a non-employee director, each such new employee director will be granted a nonqualified option to purchase 10,000 shares of Common Stock. The per share exercise price of such options will be equal to the fair market value of the Common Stock on the date of grant of such option. See "Executive Compensation and Other Information--1995 Long-Term Incentive Plan."

                              EXECUTIVE OFFICERS

  The following sets forth certain information with respect to executive officers of the Company who are not identified above under "Election of Directors."

  Gregory D. Stobbe, age 44, is Senior Vice President, Operations, of the Company. He joined the Company in 1989 and is responsible for the Company's key provider relations, member services and operations and processing departments. Mr. Stobbe was appointed Senior Vice President, Operations in 1993. Mr. Stobbe is a graduate of the DePaul University College of Law.

  Mark R. Lundberg, age 46, is Vice President, Sales, of the Company. Mr. Lundberg joined the Company in July 1994. Prior to joining the Company, Mr. Lundberg was National Accounts Director for HealthCare COMPARE between 1992 and July 1994. Prior to that time, he was Director of Business Development of MEDSTAT Systems between 1990 and 1992. Mr. Lundberg holds a Masters in Health Services Administration degree from the University of Michigan.

  Scott B. Sanders, age 38, is Chief Financial Officer and Treasurer of the Company. He is also Assistant Secretary of the Company. Mr. Sanders joined the Company in May 1995. Mr. Sanders previously served as the Chief Financial Officer for Dental Care Plus Management Corp., a managed dental care company, between 1992 and 1995. Prior to that, Mr. Sanders was a Senior Associate at ICF/The Smock Quinn Group, a consulting firm, between 1990 and 1992 and a Senior Associate at Technology Solutions Company, a computer consulting firm, during 1992. Mr. Sanders holds a Master of Management degree from the J.L. Kellogg School of Management at Northwestern University.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

  Summary Compensation. The following summary compensation table sets forth certain information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the other named executive officers during the years ended December 31, 1998, 1997 and 1996.

                          Summary Compensation Table

                                                   Long-Term
                                                  Compensation
                        Annual Compensation          Awards
                   ------------------------------ ------------
  Name and                                         Securities
 Principal                           Other Annual  Underlying     All Other
  Position    Year  Salary   Bonus   Compensation   Options    Compensation(1)
 ---------    ----  ------  -------- ------------ ------------ ---------------
Christopher
 C. Multhauf
 Chairman
 and Chief    1998 $139,728 $100,000   $ 4,800          --         $2,795
 Executive    1997  135,000      --      4,800          --          8,563
 Officer      1996  135,000   35,000     4,800          --          1,188

David W.
 Mulligan
 President,
 Secretary
 and
 Chief        1998 $134,544 $100,000   $ 4,800          --         $2,553
 Operating    1997  130,000      --      4,800          --          3,300
 Officer      1996  130,000   35,000     4,800          --          3,813

Gregory D.
 Stobbe
 Senior Vice  1998 $ 95,600  $32,000   $ 3,600        3,000        $1,813
 President,   1997   90,000      --      3,600        2,500         2,240
 Operations   1996   90,000   22,000     3,600          --          2,374

Mark R.
 Lundberg
 Vice         1998 $111,700  $23,000   $ 3,600        3,000        $2,126
 President,   1997  107,112      --      3,600        2,500         2,417
 Sales        1996  107,112   13,986     3,600          --          2,392

Scott B.
 Sanders
 Chief
 Financial
 Officer      1998 $102,827  $30,000   $   720        3,000        $1,949
 and          1997   98,000      --        --        12,500(2)      2,300
 Treasurer    1996   95,615   17,000       --        12,500(2)      2,209

--------
(1) Represents the Company contribution with respect to the named executive officer under the Company's 401(k) salary deferral plan. See "Executive Compensation and Other Information--Retirement Plan" below. Does not include the value of any perquisites and other personal benefits, securities or property, since the aggregate amount of such compensation is the less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers above.

(2) Options with respect to 12,500 shares granted in 1996 were canceled in exchange for options with respect to 12,500 shares in 1997.

  General Information Regarding Options. The following tables show information regarding stock options held by the executive officers named in the Summary Compensation Table.

                             Option Grants in 1998

                                                                      Potential
                                                                   Realizable Value
                                                                      at Assumed
                                                                    Annual Rate of
                         Number of                                   Stock Price
                         Securities % of Total                     Appreciation for
                         Underlying  Options                       Option Terms(2)
                          Options   Granted to Exercise Expiration ----------------
Name                      Granted   Employees   Price      Date      5%      10%
----                     ---------- ---------- -------- ---------- ------- --------
Gregory D. Stobbe (1)...   3,000        5%     $11.250   1/12/08   $21,225 $ 53,789
Mark Lundberg (1).......   3,000        5%     $11.250   1/12/08   $21,225 $ 53,789
Scott B. Sanders (1)....   3,000        5%     $11.250   1/12/08   $21,225 $ 53,789
                           -----       ---                         ------- --------
    Total...............   9,000       15%                         $63,675 $161,367
                           =====       ===                         ======= ========

--------
(1) The exercise price of the options is equal to the fair market value of a share of Common Stock on the date of grant. The stock options vest 50% on the date of grant and with respect to 25% of the options first and second anniversaries of the date of grant, and are exercisable until the tenth anniversary of the date of grant. See "Executive Compensation and Other Information--1995 Long-Term Incentive Plan" below.
(2) According to the requirements of the Securities and Exchange Commission, represents the hypothetical realizable value of each grant of stock options, assuming that the market price of the shares underlying the options appreciates in value from the award date to the end of the option term at the indicated annualized rates.

                      Aggregated Option Exercises in 1998
                        and Year End 1998 Option Values

                                                Number of Securities
                                               Underlying Unexercised
                                                    Options as of         Value of Options as of
                                 1998             December 31, 1998        December 31, 1998(1)
                         -------------------- -------------------------- ---------------------------
                           Shares
                          Acquired    Value
Name                     on Exercise Realized Exercisable  Unexercisable Exercisable   Unexercisable
----                     ----------- -------- -----------  ------------- -----------   -------------
Christopher C. Multhauf
 ISO-1987 Plan (2)......   35,000    $408,231      --            --            --             --
David W. Mulligan
 ISO-1987 Plan (2)......      --          --    35,000(4)        --       $413,700(4)         --
Gregory D. Stobbe
 NSO-1987 Plan (2)......      --          --    24,500           --       $293,675            --
 NSO-1995 Plan (3)......      --          --     5,875         4,625      $  3,938        $ 5,812
Mark R. Lundberg
 NSO-1987 Plan (2)......      500    $  6,088    8,500           --       $ 65,325        $25,125
 NSO-1995 Plan (3)......      --          --     2,125         3,375      $  3,938        $ 5,812
Scott B. Sanders
 NSO-1995 Plan (3)......      --          --    19,000        11,500      $ 12,375        $12,375

--------
(1) Represents the aggregate dollar value of in-the-money, unexercised options held at the end of the year, based on the difference between the exercise price and $13.25, the closing price for the Common Stock as of December 31, 1998, as reported for Nasdaq National Market Issues in The Wall Street Journal.
(2) The exercise price of the above incentive stock options ("ISOs") granted under the 1987 Plan is equal to 110% of the fair market value of the Common Stock on the date of grant, and the exercise period is five years from the date of grant. The exercise price of the above non-qualified options ("NSOs") granted under the 1987 Plan is equal to the fair market value of such shares of Common Stock on the date of grant. The above NSOs become exercisable in cumulative increments of one-fourth of the number of shares granted annually commencing on the date of grant and are exercisable until the tenth anniversary of the date of grant. All stock options granted under the 1987 Plan will become immediately exercisable upon certain changes of control of the Company. See discussion under "1987 Statutory-Nonstatutory Stock Option Plan" below for a description of the 1987 Plan.
(3) The exercise price of the NSOs granted under the 1995 Plan is equal to the fair market value of a share of Common Stock on the date of grant. Typically, such stock options vest with respect to 25% of the options on the first, second, third and fourth anniversaries of the date of grant or the assigned anniversary dates, and are exercisable until the tenth anniversary of the date of grant, however, see "Option Grants in 1998". All stock options granted under the 1995 Plan will become immediately exercisable upon certain changes of control of the Company. See discussion under "1995 Long-Term Incentive Plan" below for a description of the 1995 Plan.

(4) Exercised on January 5, 1999.

Employment Agreements

  The Company has entered into employment agreements with each of Christopher
C. Multhauf, Chairman of the Board of Directors and Chief Executive Officer, David W. Mulligan, President, Secretary and Chief Operating Officer, Gregory
D. Stobbe, Vice President, Operations, Mark R. Lundberg, Vice President, Sales, and Scott B. Sanders, Chief Financial Officer and Treasurer, as described below.

  Employment Agreement with Christopher C. Multhauf. This agreement, as amended, provides that Mr. Multhauf will be employed as the Company's Chairman of the Board and Chief Executive Officer at an annual salary of $160,000, which will be reviewed annually, plus a performance bonus under the Company's Management Bonus Plan and a car allowance. The employment agreement provides for continuation of base salary, bonus and benefits for two years (i) following termination of employment without cause, (ii) in the event of a breach by the Company, (iii) death, (iv) long-term disability or (v) upon termination of employment for any reason at the end of the six-month period following a change in control of the Company, or earlier with good cause such as diminution of responsibility or reduction of benefits. The Company may terminate the employment of Mr. Multhauf for cause at any time. The employment agreement also includes certain non-competition and confidentiality provisions.

  Employment Agreement with David W. Mulligan. This agreement, as amended, provides that Mr. Mulligan will be employed as the Company's President and Chief Operating Officer at an annual salary of $155,000, which will be reviewed annually, plus a performance bonus under the Company's Management Bonus Plan and a car allowance. The employment agreement provides for continuation of base salary, bonus and benefits for two years (i) following termination of employment without cause, (ii) in the event of a breach by the Company, (iii) death, (iv) long-term disability or (v) upon termination of employment for any reason at the end of the six-month period following a change in control of the Company, or earlier with good cause such as diminution of responsibility or reduction of benefits. The Company may terminate the employment of Mr. Mulligan for cause at any time. The employment agreement also includes certain non-competition and confidentiality provisions.

  Employment Agreement with Gregory D. Stobbe. This agreement, as amended, may be terminated upon the death or total disability of Mr. Stobbe, for good cause by the Company, without cause by the Company resulting in continuation of base salary for one year and without cause by Mr. Stobbe upon 60 days' notice. During the term of this agreement, as amended, Mr. Stobbe is entitled to an annual gross base salary of $115,000, subject to annual reviews, and is eligible for an annual bonus based on the achievement of objectives as approved by the Board of Directors.

  Employment Agreement with Mark R. Lundberg. This agreement, as amended, may be terminated upon the death or total disability of Mr. Lundberg, for good cause by the Company, without cause by the Company resulting in continuation of base salary for one year and without cause by Mr. Lundberg upon 60 days' notice. During the term of the agreement, Mr. Lundberg is entitled to an annual gross base salary of $118,500, subject to annual reviews, and is eligible for an annual bonus based on the achievement of objectives as approved by the Board of Directors.

  Employment Agreement with Scott B. Sanders. This agreement, as amended, may be terminated upon the death or total disability of Mr. Sanders, for good cause by the Company, without cause by the Company resulting in continuation of base salary for one year and without cause by Mr. Sanders upon 60 days' notice. During the term of the agreement, Mr. Sanders is entitled to an annual gross base salary of $120,000, subject to annual reviews, and is eligible for an annual bonus based on the achievement of objectives as approved by the Board of Directors.

Management Bonus Plan

  The Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table above are eligible to participate in the Company's Management Bonus Plan. Under this bonus program each executive officer is entitled to receive a bonus based on three components (1) Company performance compared to budget, (2) personal performance and (3) a discretionary award. Awards are determined by the Compensation Committee.

Retirement Plan

  The Company has a 401(k) salary deferral plan in which all employees of the Company who have completed at least ninety days of service are eligible to participate. Under the plan through December 31, 1998, the Company provides a matching contribution of $.50 for every dollar an employee invests in the plan up to an annual maximum of 2% (increased to 2 1/2% effective January 1, 1999) of the employee's compensation for the year. The Company may make additional discretionary contributions to the plan.

1995 Long-Term Incentive Plan

  Under the Company's 1995 Long-Term Incentive Plan, as amended (the "1995 Plan"), the Company may grant incentive stock options or nonqualified options, stock appreciation rights, bonus stock awards which are vested upon grant, stock awards which may be subject to a restriction period or specified performance measures or both, and performance shares. Subject to the terms of the 1995 Plan, the Stock Option Compensation Committee is authorized to select eligible officers and other key employees and independent contractors for participation in the 1995 Plan and to determine the number of shares of Common Stock subject to the awards granted thereunder, the exercise price, if any, the time and conditions of exercise, and all other terms and conditions of such award. A total of 350,000 shares of Common Stock have been reserved for issuance under the 1995 Plan, of which 50,000 shares are available for stock awards, subject to adjustment in the event of a stock split, stock dividend or other changes in capital structure. No grants may be made under the 1995 Plan after November 16, 2005.

1987 Statutory-Nonstatutory Stock Option Plan

  Under the Company's 1987 Statutory-Nonstatutory Stock Option Plan, as amended (the "1987 Plan"), up to 250,000 shares of Common Stock (as adjusted for the ten-for-one stock split in 1991) were originally authorized for issuance upon the exercise of stock options granted under the 1987 Plan. These stock options may be either incentive stock options or nonqualified options. Under the terms of the 1987 Plan, no stock options which are incentive stock options may be granted under the 1987 Plan after October 1, 1996. Subject to the terms of the 1987 Plan, the committee which administers the 1987 Plan is authorized to select eligible officers and other key employees for participation in the 1987 Plan and to determine the number of shares of Common Stock subject to each option granted thereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option. The Stock Option Compensation Committee of the Board of Directors currently administers the 1987 Plan.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

  All compensation decisions for the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table are currently made by the Compensation Committee of the Board of Directors and by the Stock Option Compensation Committee of the Board of Directors. The Compensation Committee consists of Messrs. Jackson W. Smart, Jr. (Chairman) and Richard M. Burdge, Sr. Each member of the Compensation Committee is a non-employee director who has not previously been an officer or employee of the Company. The Stock Option Compensation Committee of the Board of Directors consists of Messrs. Richard M. Burdge, Sr. (Chairman) and William J. McBride, each of whom are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and "Non-Employee Directors" within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended.

Executive Officer Compensation Report

  This report is submitted by the Compensation Committee and the Stock Option Compensation Committee of the Board of Directors.

  All compensation decisions for the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table are made by the Compensation Committee of the Board of Directors except that the Stock Option Compensation Committee administers and takes such other action as may be required in connection with certain stock option and long-term incentive plans of the Company. The Compensation Committee consists of Messrs. Jackson
W. Smart, Jr. (Chairman) and Richard W. Burdge, Sr. Each member of the Compensation Committee is a non-employee director who has not previously been an officer or employee of the Company. The Stock Option Compensation Committee of the Board of Directors consists of Messrs. Richard M. Burdge, Sr.(Chairman) and William J. McBride, each of whom are "outside directors" within the meaning of Section 162(m) of the Code and "Non-Employee Directors" within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended.

  Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. Long-term compensation is generally provided through the 1987 Plan and the 1995 Plan. See "Executive Compensation and Other Information--1987 Statutory and Nonstatutory Stock Option Plan" and "--1995 Long-Term Incentive Plan."

  The Compensation Committee's approach to annual base salary is to offer competitive salaries in comparison with market practices. The base salary of each officer is set at a level considered to be appropriate in the judgment of the Compensation Committee based on an assessment of the particular responsibilities and performance of such officer taking into account the performance of the Company, other comparable companies, the dental care industry, the economy in general and such other factors as the Compensation Committee may deem relevant. The comparable companies considered by the Compensation Committee may include companies included in the peer group index discussed below and/or other companies in the sole discretion of the Compensation Committee. No specific measures of Company performance or other factors are considered determinative in the base salary decisions of the Compensation Committee. Instead, substantial judgment is used and all of the facts and circumstances are taken into consideration by the Compensation Committee in its executive compensation decisions.

  The current base salary of the Chairman of the Board and Chief Executive Officer was determined pursuant to an employment agreement entered into as of September 21, 1995. This agreement provides that Mr. Multhauf will be employed as the Company's Chairman of the Board and Chief Executive Officer at an annual salary of $135,000, which will be reviewed annually, plus a performance bonus under the Company's Management Bonus Plan and a car allowance. See "Executive Compensation and Other Information--Employment Agreements." Pursuant to such employment agreement, the Compensation Committee may increase (but not decrease) the base salary of the Chairman of the Board and Chief Executive Officer. The Compensation Committee reviewed the base salary of the Chairman of the Board and Chief Executive Officer on February 8, 1999 and determined to increase his base salary from $139,728 to $160,000 retroactive to January 1, 1999.

  The Company has also entered into employment contracts with each of the other named executives officers. See "Executive Compensation and Other Information--Employment Agreements."

  In addition to base salary, the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table above are eligible to participate in the Company's Management Bonus Plan. Under this bonus program each executive officer is entitled to receive a bonus based on three components (1) Company performance compared to budget, (2) personal performance and (3) a discretionary award. Bonuses are determined in the sole discretion of the Compensation Committee. The Compensation Committee awarded management bonuses for 1998 and are shown for the Chairman of the Board and the other named executive officers are reported above under "Summary Compensation Table."

  The executive officers are eligible to participate in the Company's 1987 Plan and 1995 Plan. Such plans are administered by the Stock Option Compensation Committee. Subject to the terms of such plans, the Stock Option Compensation Committee is authorized to select eligible officers and other key employees for participation in the 1995 Plan and to determine the number of shares of Common Stock subject to the awards granted thereunder, the exercise price, if any, the time and conditions of exercise, and all other terms and conditions of such award. The purposes of such plans are to align the interests of the Company's stockholders and the recipients of grants under such plans by increasing the proprietary interest of such recipients in the Company's growth and success and to advance the interests of the Company by attracting and retaining officers and other key employees. The terms and the size of the option grant to each executive officer will vary from individual to individual in the Stock Option Compensation Committee's sole discretion. No specific factors are considered determinative in the grants of options to executive officers by the Stock Option Compensation Committee. Instead, all of the facts and circumstances are taken into consideration by the Stock Option Compensation Committee in its executive compensation decisions. Grants of options are based on the judgment of the members of the Stock Option Compensation Committee considering the total mix of information.

  In 1998, the Stock Option Compensation Committee granted options to purchase shares of Common Stock to three executive officers named in the Summary Compensation Table as set forth above. See "Option Grants in 1998." Each of the options has an exercise price equal to the fair market value on the date of grant, has a ten-year term and will become exercisable with respect to 50% of the Common Shares subject to the option on the date of grant and with respect to 25% on the first and second anniversaries of the option's date of grant.

  Section 162(m) of the Code. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers other than the chief executive officer, subject to certain exceptions. The Company does not believe that the $1 million deduction limitation should have any material effect on the Company in the near future. If the $1 million deduction limitation is expected to have any material effect on the Company in the future, the Company will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

  This Executive Officer Compensation Report is submitted by the Compensation Committee of the Board of Directors, Jackson W. Smart, Jr. (Chairman) and Richard M. Burdge, Sr.; and by the Stock Option Compensation Committee of the Board of Directors, Richard M. Burdge, Sr. (Chairman) and William J. McBride.

Performance Graph

  The rules of the Securities and Exchange Commission ("SEC") require each public company to include a performance graph comparing the cumulative total stockholder return on such company's common stock for the five preceding fiscal years, or such shorter period as the registrant's class of securities has been registered with the SEC, with the cumulative total returns of a broad equity market index and a peer group or similar index. The Common Shares began trading on the Nasdaq Stock Market under the symbol "FCWI" on November 17, 1995. Accordingly, the performance graph included in this Proxy Statement shows the period from November 17, 1995 through December 31, 1998.

  The following chart graphs the performance of the cumulative total return to stockholders (stock price appreciation plus dividends) between November 17, 1995 and December 31, 1998 in comparison to The Nasdaq Stock Market-U.S. Index and The Nasdaq Health Services Stock Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

    Among First Commonwealth, Inc., The Nasdaq Stock Market-U.S. Index and
                    The Nasdaq Health Services Stock Index

                            [Graph of Data Points]


                          November 17, December 31, December 31, December 31, December 31,
                              1995         1995         1996         1997         1998
                          ------------ ------------ ------------ ------------ ------------
First Commonwealth,
 Inc....................    $100.00      $173.33      $131.67      $ 78.33      $ 88.33
The Nasdaq Stock Market-
 U.S. Index.............    $100.00      $100.80      $123.95      $152.07      $213.77
The Nasdaq Health
 Service Stock Index....    $100.00      $112.94      $112.76      $114.92      $ 98.54

  Assumes $100 invested on November 17, 1995 in First Commonwealth, Inc. Common Stock, The Nasdaq Stock Market-U.S. Index and The Nasdaq Health Service Stock Index. Cumulative total return assumes reinvestment of dividends.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 1999, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table and
(iv) all directors and executive officers of the Company as a group.

                                                            Amount of  Percent
                                                            Beneficial    of
      Name of Beneficial Owner(1)                           Ownership  Class(2)
      ---------------------------                           ---------- --------
      David W. Mulligan (3)................................  367,287      9.4%

      Gotham Capital/Joel M. Greenblatt (4)................  336,122      8.6

      Christopher C. Multhauf (5)..........................  329,788      8.4

      Marathon Capital Partners (6)........................  327,300      8.4

      Les Daniels (7)......................................  260,345      6.6

      Investment Advisors, Inc. (8)........................  259,800      6.6

      Cerberus Partners/Stephen Feinberg (9)...............  251,300      6.4

      Richard M. Burdge, Sr. (10)..........................   88,040      2.2

      Jackson W. Smart, Jr. (11)...........................   38,500      1.0

      Gregory D. Stobbe (12)...............................   28,250        *

      Scott B. Sanders (13)................................   19,850        *

      William J. McBride (14)..............................   14,000        *

      Mark R. Lundberg (15)................................   12,000        *

      All executive officers and directors as a group (8
       persons) (16).......................................  897,715     22.9%

--------
*Less than 1%.
 (1) Except as set forth in the footnotes to this table and subject to applicable community property laws, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.
 (2) Applicable percentage of ownership is based on 3,915,615 shares of Common Stock outstanding on March 31, 1999, including 187,715 shares of Common Stock subject to options exercisable within 60 days of March 31, 1999.
 (3) Mr. Mulligan is a director and President, Secretary and Chief Operating Officer of the Company. The business address of Mr. Mulligan is 444 North Wells Street, Suite 600, Chicago, Illinois 60610.
 (4) Based on a Schedule 13G dated March 16, 1999. This Schedule 13G was filed on behalf of Gotham Capital V, L.L.C., Gotham Capital VI, L.L.C., Gotham Capital VII, L.L.C., and Joel M. Greenblatt (collectively, "Gotham"). Such Schedule 13G reports shared voting power and shared dispositive power with respect to 330,066 shares and sole voting power and sole dispositive power with respect to 6,056 shares. The business address of Gotham is 100 Jericho Quadrangle, Suite 212, Jericho, New York 11753.
 (5) Mr. Multhauf is Chairman of the Board of Directors and Chief Executive Officer of the Company. The business address of Mr. Multhauf is 444 North Wells Street, Suite 600, Chicago, Illinois 60610.
 (6) Based on a Schedule 13D (Amendment No. 1) dated March 31, 1998. This
     Schedule 13D was filed on behalf of Marathon Capital Partners, L.P., Marathon Capital Management Group, LLC and Peter Gardiner

    (collectively, "Marathon"). Such Schedule 13D reports shared voting power and shared dispositive power with respect to 327,300 shares. The business address of Marathon is 9595 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212.
 (7) Based on a Schedule 13D (Amendment No. 1) dated April 21, 1998. This
     Schedule 13D amendment was filed by Leslie B. Daniels on behalf of himself and the Daniels Family Trust; Daniels Family Foundation; Elizabeth L. Daniels; Paul B. Daniels; Leslie B. Daniels, Co-Trustee, Burdge, Daniels & Co. Money Purchase Plan; and Leslie B. Daniels, Trustee, Richard and Natasha Burdge Irrevocable Family Trust (collectively, "Daniels"). Such Schedule 13D reports shared voting power and shared dispositive power with respect to 177,515 shares and sole voting power and sole dispositive power with respect to 83,830 shares. The business address of Daniels is 767 Fifth Avenue, 5th floor, New York, New York 10028.
 (8) Based on a Schedule 13G dated January 29, 1999. This Schedule 13G was filed by Investment Advisers, Inc. on behalf of itself ("IAI"). Such
     Schedule 13G reports shared voting power and shared dispositive power with respect to 50,800 shares and sole voting power and sole dispositive power with respect to 209,000 shares. The business address of IAI is 3700 First Bank Place, Minneapolis, Minnesota 55440.
 (9) Based on a Schedule 13D dated March 16, 1999. This Schedule 13D was filed on behalf of Cerberus Partners, L.P., Cerberus International, Ltd and Stephen Feinberg (collectively, "Cerberus"). Such Schedule 13D reports sole voting power and sole dispositive power with respect to 251,300 shares. The business address of Cerberus is 450 Park Avenue, 28th Floor, New York, New York 10022.
(10) Mr. Burdge is a director of the Company. Includes 4,000 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days and 5,000 shares held by his spouse.
(11) Mr. Smart is a director of the Company. Includes 11,500 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days.
(12) Mr. Stobbe is Senior Vice President, Operations, of the Company. Includes 24,250 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days.
(13) Mr. Sanders is Chief Financial Officer and Treasurer of the Company. Includes 19,750 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days.
(14) Mr. McBride is a director of the Company. Includes 12,000 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days and 2,000 shares held by his children.
(15) Mr. Lundberg is Vice President, Sales, of the Company. Includes 12,000 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days.
(16) Includes 83,500 shares of Common Stock issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder require the Company's directors and officers and persons who are deemed to own more than ten percent of the Common Shares (collectively, the "Reporting Persons"), to file certain reports ("Section 16 Reports") with the SEC with respect to their beneficial ownership of Common Shares. The Reporting Persons are also required to furnish the Company with copies of all Section 16 Reports they file. Based on a review of copies of Section 16 Reports and representations to the Company, the Company believes that all Section 16 filing requirements applicable to the Reporting Persons during and with respect to 1998 were complied with on a timely basis, except as disclosed below.

  During or with respect to 1998, a certain officer was not timely in reporting the appropriate Form 4 regarding a transaction involving the Company's stock. The following filing for the following individual was late during or with respect to 1998. Mark Lundberg filed Form 5 on February 12, 1999 reporting the following Form 4 transaction: the sale of 500 shares of Common Stock which should have been filed by September 10, 1998.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Representatives of Arthur Andersen LLP, who served as the Company's independent public accountants for the last fiscal year, are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement and to respond to appropriate questions raised by stockholders at the Annual Meeting or submitted in writing prior thereto.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  In order to be considered for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Stockholders, any stockholder proposal must be addressed to First Commonwealth, Inc., 444 North Wells Street, Suite 600, Chicago, Illinois 60610, Attention: Secretary, and must be received no later than December 28, 1999.

  Pursuant to the Company's Bylaw, proposals by stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than January 27, 2000 for consideration at the 2000 Annual Meeting of Stockholders, except if the date of the 2000 Annual Meeting of Stockholders is changed by more than thirty calendar days from the date of the 1999 Annual Meeting of Stockholders, stockholder proposals must be received by the Company a reasonable time before the Company solicits proxies for the 2000 Annual Meeting of Stockholders. Except with respect to shareholder proposals which the Company receives notice on a timely basis as described in the preceding sentence, the proxy solicited by the Board of Directors for the 2000 Annual Meeting will confer discretionary authority to vote on matters properly presented at such meeting, to the extent permitted by law.

                           EXPENSES OF SOLICITATION

  Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, may also solicit proxies by telephone, facsimile transmission or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record by such persons. The Company has retained Corporate Investor Communications, Inc. to aid in solicitation of proxies for a fee of $1,500 plus out-of-pocket expenses.

                    EXHIBITS TO ANNUAL REPORT ON FORM 10-K

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 IS ENCLOSED AS THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR 1998. IN ADDITION, PURSUANT TO THE REQUIREMENTS OF THE SEC, THE COMPANY WILL FURNISH, WITHOUT CHARGE, COPIES OF SUCH FORM 10-K UPON WRITTEN REQUEST TO STOCKHOLDERS AS OF THE RECORD DATE. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE REPORT UPON PAYMENT OF A REASONABLE FEE THAT WILL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO FIRST COMMONWEALTH, INC., 444 NORTH WELLS STREET, SUITE 600, CHICAGO, ILLINOIS 60610, TELEPHONE (312) 644-1800,
ATTENTION: SCOTT B. SANDERS.

                                 OTHER BUSINESS

  It is not anticipated that any matter will be considered by the stockholders other than those set forth above, but if other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                        By order of the Board of Directors,

                                        /s/ David W. Mulligan
                                        David W. Mulligan
                                        President, Secretary and Chief
                                        Operating Officer

                    ALL STOCKHOLDERS ARE URGED TO SIGN, DATE
                        AND MAIL THEIR PROXIES PROMPTLY.

                                                                         ANNEX I

P                            FIRST COMMONWEALTH, INC.
R                           444 NORTH WELLS, SUITE 600
O                            CHICAGO, ILLINOIS  60610
X
Y

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Christopher C. Multhauf and David W. Mulligan, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the 1999 Annual Meeting of the Stockholders of First Commonwealth, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, as designated on the reverse side hereof.


                              (change of address/comments)


                              -----------------------------------

                              -----------------------------------

                              -----------------------------------

                              -----------------------------------
                              (If you have written in the above
                              space, please mark the corresponding
                              box on the reverse side of this card)

                                                                     SEE REVERSE
                                                                        SIDE

       Please mark your
/ X /  votes as in this
       example

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the nominee in proposal 1.


--------------------------------------------------------------------------------
    The Board of Directors recommends a vote FOR the nominee in proposal 1.
--------------------------------------------------------------------------------
                        FOR   WITHHELD

1. Election of Director / /  / / William J. McBride

2. In accordance with their discretion, upon all other matters that may properly come before said Annual Meeting and any adjournment thereof.


                               Change of Address/Comments on
                               Reverse Side
                                           / /

                               The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

                               Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                               --------------------------------------

                               --------------------------------------
                               SIGNATURE(S)                      DATE